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                                                                   Exhibit 10.24

$10,000,000.00
                                                                  March 30, 2001

                                                               Chicago, Illinois


                                PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, jointly and severally if more than one, promises to pay to the order of Hitachi Credit America Corp., its successors or assigns, at 777 West Putnam Avenue, Greenwich, Connecticut 06830 or such other place as the holder hereof may from time to time designate in writing, the principal sum of Ten Million Dollars and No Cents ($10,000,000.00), plus interest on the unpaid principal balance at the rate of eight and one-quarter percent (8.25%) per annum. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 days. Equal monthly installments of principal and interest in the amount of $314,660.23 will be due on the first day of every month, beginning May 1, 2001, and every month thereafter, until April 1, 2004, when the final payment shall be due, which shall include all remaining principal, accrued interest, and any unpaid charges and fees.

The above monthly installments may be adjusted from time to time to amortize the remaining principal balance in equal monthly installments over the remaining term of the loan.

Payments, when made, shall be applied to the remaining payments in order of maturity.

Failure to make any payment when due, or any default under any encumbrance or agreement securing this Note, or a default in the performance of any other obligation, whether now in existence or arising hereafter, owed by the undersigned or its assignee to the holder hereof, shall cause the entire remaining unpaid balance of principal and interest to be declared immediately due and payable at the option of the holder of this Note without notice or demand.

The undersigned and any endorser or guarantor of this Note each hereby waives presentment for payment, demand, protest, notice of non-payment or dishonor, notices of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note and waive all defenses that may be based on suretyship or impairment of collateral. This Note shall bear interest at the rate of three percent (3.0%) per annum above the interest rate otherwise payable under the terms of this Note, or the maximum permitted by applicable law, whichever is less (the "Default Rate"), after the maturity hereof or following an event of default hereunder until paid in full.

In the event the holder of this Note shall employ counsel to collect this obligation or to administer, protect or foreclose the security given in connection herewith, the undersigned, jointly and severally if more than one, agrees to pay reasonable attorney's fees for services of such counsel whether or not suit is brought plus costs incurred in connection herewith.

The undersigned may, at its option, upon notice as provided below, prepay at any time on or after March 30, 2002, all, or from time to time any part of this Note, in an amount not less than $250,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount (defined below) determined for the prepayment date with respect to such principal amount. The undersigned will give the holder of this Note written notice of each optional prepayment not less than 10 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date, the aggregate principal amount of the Note to be prepaid on such date (the "Prepaid Principal Amount"), and the interest and the Make-Whole Amount (which shall be an estimated Make-Whole Amount based on the assumption that the date of such notice were the prepayment date and shall include a detailed calculation

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thereof) to be paid on such prepayment date with respect to such Prepaid
Principal Amount. One Business Day prior to the date for such prepayment, the undersigned will give the holder of the Note written notice of the Make-Whole Amount to be paid on the prepayment date with respect to such Prepaid Principal Amount, which notice shall include a detailed calculation thereof.

"Make-Whole Amount" means an amount equal to the excess, if any, of the present value of the remaining scheduled, unpaid monthly installments of principal and interest discounted at a rate which is 75 basis points over the closing asked yield of the 4 3/4% Feb. '04 U.S. Treasury Note as reprinted in The Wall Street Journal on the date of prepayment, over the book amount of principal being prepaid. In no event shall the Make-Whole Amount be less than $0.

If suit is instituted to enforce the terms of this Note, the Courts of the State of Illinois and the Federal Courts located in the State of Illinois shall have non-exclusive personal jurisdiction over the undersigned, and the venue of the suit, at the option of the holder of this Note, may be laid in Cook County, Illinois. The undersigned agrees not to claim that Illinois is an inconvenient place for trial.

THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF ILLINOIS.

If this Note is mutilated, lost, stolen or destroyed, then upon surrender thereof (if mutilated) or receipt of evidence and indemnity (if lost, stolen or destroyed) the undersigned shall execute and deliver a new note of like tenor, which shall show all payments which have been made on account of the principal hereof.

The undersigned hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state or federal court sitting in the State of Illinois may be made by certified or registered mail, return receipt requested, directed to the undersigned at the following address:

THE UNDERSIGNED HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY AND ALL RIGHTS TO ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.



BOARD OF TRADE OF THE CITY OF CHICAGO               WITNESS/ATTEST

By:         /s/ David J. Vitale                   /s/ [illegible]
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Print Name:  David J. Vitale
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Title:       President and CEO
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